UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2016   (June 23, 2016)

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54515	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

Suite 1526

New York, NY 10022

(Address of principal executive offices)

(212) 634-6462

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Staffing 360 Solutions, Inc. (the “Company”) announced today that it had entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a purchaser (the “Purchasers”) on June 24, 2016, pursuant to which the Company sold to the Purchasers 211 shares of the Company’s Series D Preferred Stock at a face value of $10,000 per share of Series D Preferred, and Original Issue Discount of 5% and a conversion price into common stock of $2.50 per share, for aggregate proceeds of approximately $2 million, before placement fees and estimated offering expenses. The offering of the Series D Preferred Stock was made under the Company’s shelf registration statement on Form S-3 (Registration No. 333-208910) (the “Registration Statement”), including a related prospectus dated March 23, 2016, as supplemented by a Prospectus Supplement dated June 27, 2016 (the “Prospectus Supplement”), which was filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The Series D Preferred Stock are being delivered against payment of the purchase price on or about June 27, 2016.

In connection with the offer and sale of the Series D Preferred Stock, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”), dated June 23, 2016, with Source Capital Group, Inc. (“Source Capital”) pursuant to which the Company engaged Source Capital to act as placement agent for this transaction. Source Capital has no commitment to purchase any of the Company’s Common Stock and is acting only as an agent in obtaining indications of interest for the Common Stock from certain purchasers who will purchase the Series D Preferred Stock directly from the Company. Pursuant to the Placement Agency Agreement, the Company agreed to pay Source Capital an 8% placement agent fee of $160,000 in connection with the sale of the Series D Preferred Stock. In the Placement Agency Agreement, the Company agreed to indemnify Source Capital, its affliates and each person controlling Source Capital and the directors, officers, and employees of Source Capital, its affiliates and each such controlling person from and against liabilities resulting from this offering and to contribute to payments Source Capital may be required to make for these liabilities.

A copy of the Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the Placement Agency Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Designation of Series D Preferred Stock (the “Certificate of Designation”) with the Nevada Secretary of State, whereby the Company designated 5,000 (five thousand) shares as Series D Preferred, par value $0.00001 per share (the “Series D Preferred Stock”). The Series D Preferred Stock shall have a face value of $10,000 per share (the “Face Value”), original issue discount of 5% (“OID”) and conversion price of $2.50 per share. The Certificate of Designation sets forth the voting powers, designations, preferences, privileges, limitations, restrictions and relative rights applicable to the Series D Preferred Stock. Except as otherwise required by law, the Series D Preferred Stock shall have no voting rights, except: (a) during a period where a dividend (or part of a dividend) is in arrears; (b) on a proposal to reduce the Company's share capital; (c) on a resolution to approve the terms of a buy-back agreement; (d) on a proposal to wind up the Company; (e) on a proposal for the disposal of all or substantially all the Company's property, business and undertaking; and (f) during the winding-up of the entity.

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, pari passu with any distribution or payment made to the holders of Preferred Stock and Common Stock by reason of their ownership thereof, the holders of Series D Preferred Stock (each a “Holder”) will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series D Preferred Stock equal to $10,000.00, plus an amount equal to any accrued but unpaid In-Kind Accrual thereon.

Commencing on the date of the issuance of any such shares of Series D Preferred Stock, each outstanding share of Series D Preferred Stock will accrue a cumulative in-kind payment accrual (“In-Kind Accrual”), at a rate equal to 6.50% per annum, subject to adjustment as provided in this Certificate of Designations, of the Face Value.  In-Kind Accrual will be payable with respect to any shares of Series D Preferred Stock upon any of the following:  (a) upon redemption of such shares in accordance with the Certificate of Designation; (b) upon conversion of such shares in accordance with the Certificate of Designation; and (c) when, as and if otherwise declared by the board of directors of the Company.

Each share of Series D Preferred Stock shall be convertible at the option of the Company and Holder thereof, in accordance with the Certificate of Designation, into that number of shares of Common Stock (subject to the limitations set forth in the Certificate of Designation) determined by dividing the Face Value of such share of Series D Preferred Stock by the conversion price for the Series D Preferred Stock, which shall equal $2.50, subject to adjustment in accordance with the Certificate of Designation. Holders may effect conversions by providing the Company with a conversion notice in accordance with form and procedures set forth in the Certificate of Designation.  The shares of common stock underlying the Series D Preferred Stock offered by this prospectus supplement will be fully paid and non-assessable.

The Company may not issue shares of Common Stock to any Holder which, when aggregated with all other shares of Common Stock then deemed beneficially owned by such Holder, would result in such Holder owning more than 4.99% of all Common Stock outstanding immediately after giving effect to such issuance; provided, however, that such Holder may increase such amount to 9.99% upon not less than 61 days’ prior notice to the Company.

The Certificate of Designation was filed in connection with the Company’s issuance of an aggregate of 211 shares of Series D Preferred Stock to the Purchasers pursuant to the Securities Purchase Agreement. The Certificate of Designation and related issuances were approved by the Company’s board of directors on June 24, 2016.

A copy of the Certificate of Designation as filed with the Secretary of State of Nevada is attached as Exhibit 3.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Certificate of Designation and Series D Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
3.1	Certificate of Designation of Series D Preferred Stock
10.1	Securities Purchase Agreement, dated June 24, 2016, by and between the Company and the Purchasers of the Series D Preferred
10.2	Placement Agency Agreement dated June 23, 2016, between the Company and Source Capital Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2016	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood

       Executive Chairman